UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549


                                ________
                                FORM 8-K

                           CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report(Date of earliest event reported) May 8, 2001

                             LANDS' END, INC.
           (exact name of registrant as specified in its charter)



        DELAWARE                  1-9769               36-2512786
     (State or other            (Commission          (I.R.S. Employer
      jurisdiction              File Number           Identification
     of incorporation                                    Number)


       Lands' End Lane, Dodgeville, Wisconsin             53595
       (Address of principal executive offices)        (Zip Code)


       Registrant's telephone number     608-935-9341
            including area code






















                     INFORMATION INCLUDED IN THIS REPORT


Item 5.  Other Events.

         Attached as Exhibit 99 to this report is a news release issued by Lands' End, Inc., announcing that Cheryl A. Francis has been elected to the company's board of directors effective May 16, 2001.


















































SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, its duly authorized officer and chief financial officer.



                                    LANDS' END, INC.



May 15, 2001                By: /S/ DONALD R. HUGHES
                                    Donald R. Hughes
                                    Senior Vice President &
                                    Chief Financial Officer







































                                                                EXHIBIT 99



FOR IMMEDIATE RELEASE

                       LANDS' END ELECTS CHERYL A. FRANCIS
                             TO ITS BOARD OF DIRECTORS

DODGEVILLE, WIS. ... May 8, 2001 ...  Lands' End, Inc (LE) today announced that the company's board of directors has elected Cheryl A. Francis as a member of its board of directors, effective May 16, 2001. Ms. Francis will fill a vacancy in the director class whose term will expire in 2002.
      In making the announcement, company founder and chairman of the board Gary C. Comer said, "Cheryl's addition to our board will greatly enhance our capabilities to provide the best possible corporate governance for Lands' End. She is a talented executive with a strong background in all areas of finance, and her proven leadership qualities will bring a unique perspective to our board and to our company. We all welcome Cheryl to our board with a great deal of enthusiasm."
      Ms. Francis was executive vice president and chief financial officer of R.R. Donnelley & Sons Company from 1995 until spring 2000. Prior to joining Donnelley, she was vice president and treasurer of FMC Corporation, where she served for 13 years in various senior financial management positions. Additionally, from 1991 to 1993, Ms. Francis served as an adjunct professor at the University of Chicago Graduate School of Business, where she is currently a member of their Advisory Council.
      Ms. Francis earned her Bachelor of Science degree from Cornell University and her MBA from the University of Chicago and is a frequent lecturer at both universities. She has been recognized as one of Chicago's 100 Most Influential Women by Crain's Communications for her active participation and leadership roles in many community, educational and women's organizations. She is a current member of the board of directors of Hon Industries and serves as chairman of their audit committee.
      Lands' End is a leading direct merchant of traditionally styled, classically inspired clothing, offered to customers throughout the world through regular mailings of its monthly and specialty catalogs and via the Internet at landsend.com.
                                      -0-
Contact Charlotte LaComb:  608-935-4835